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                      [CERTILMAN BALIN ADLER & HYMAN, LLP]

                                                                 Exhibit 5



                                             October 20, 1995



PC Etcetera, Inc.
462 Seventh Avenue
New York, NY  10018

          RE:  REGISTRATION STATEMENT ON FORM S-2
          ---------------------------------------

Gentlemen:

     In our capacity as counsel to PC Etcetera, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with the Company's Registration Statement on Form S-2 (the "Registration Statement") being filed contemporaneously by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering 2,400,000 shares of Common Stock, $.01 par value, of the Company (the "Shares") comprised of 1,660,000 outstanding shares of Common Stock (the "Outstanding Shares") and 740,000 shares of Common Stock issuable upon the exercise of warrants or the conversion of Series A Preferred Stock (the "Issuable Shares"). The Shares are being registered for resale by certain selling stockholders.

     In connection with our opinion, we have examined the Certificate of Incorporation and By-Laws of the Company, each as amended, and the Registration Statement. We are also familiar with proceedings of the Board of Directors of the Company relating to the authorization of the issuance of the Shares. We have examined such other instruments and documents as we deemed relevant under the circumstances.

     For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or facsimile copies and the authenticity of the originals, (iii) the legal capacity of natural persons and (iv) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof.

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PC Etcetera, Inc.
October 20, 1995
Page 2




          Based upon and subject to the foregoing, including the assumptions made, we are of the opinion that (i) the Outstanding Shares have been duly and validly authorized and issued, and are fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company and (ii) the Issuable Shares have been duly and validly authorized and, when issued in accordance with the terms of the respective warrants and Series A Preferred Stock, will be duly and validly issued, fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company.

          We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

          This opinion is as of the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in any of the matters set forth herein.

          We are rendering this opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

          This opinion is for your exclusive use only and is to be utilized and relied upon only in connection with the matters expressly set forth herein.

                                        Very truly yours,


                                        CERTILMAN, BALIN, ADLER & HYMAN, LLP